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LEAP
Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections
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User Agreement


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LEAP
Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections
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User Agreement
Leap Wireless International, Inc. ("Leap") strongly recommends that you consult a professional financial and/or tax advisor to discuss your individual situation before deciding whether or not to participate in the Option Exchange program.
Please be sure to review each of the following seven Legal Statements carefully. Please acknowledge each of the Legal Statements by clicking the checkboxes on the left. If you do not acknowledge one or more of the Legal Statements, you will not be able to enter the Option Exchange website.
Legal Statements
For complete terms and conditions of the Leap Option Exchange program, please review the Offer to Exchange Certain Outstanding Options for Replacement Options dated August 10, 2011 (the "Offer to Exchange") and related documents available through the Option Exchange website (collectively, the "Offer Documents"). You should read the Offer Documents carefully before deciding whether or not to participate in the Option Exchange program. The Offer to Exchange contains important information on the conditions and risks of the Option Exchange program that should be considered before deciding whether or not to participate in the program. If there is a discrepancy between the information in this website and the Offer to Exchange, the Offer to Exchange will govern. You should rely only on the information contained in the Offer Documents.
The Exchange Simulator tool provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the Option Exchange program. The Exchange Simulator tool is being provided to you solely for the purpose of allowing you to model different scenarios based on future movements in the price of Leap common stock so that you can see how your individual options would be impacted if you choose to participate in the Option Exchange program. Leap strongly recommends that you consult a professional financial advisor to discuss your individual situation.
In providing the Exchange Simulator tool, Leap makes no forecast or projection regarding the future trading prices of Leap common stock. You should not rely on hypothetical Leap stock prices used in the Exchange Simulator tool for any purpose. The trading price of Leap common stock has been volatile and there can be no assurance that the price of Leap common stock will increase after the grant date for replacement stock options in the Option Exchange program.
Section III(12) of the Offer to Exchange contains a description of the generally applicable tax consequences of participating in the Option Exchange program. However, the tax consequences of participating in the Option Exchange program may vary depending
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User Agreement (continued)



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stock. You should not rely on hypothetical Leap stock prices used in the Exchange Simulator tool for any purpose. The trading price of Leap common stock has been volatile and there can be no assurance that the price of Leap common stock will increase after the grant date for replacement stock options in the Option Exchange program.

- [ ] Section III(12) of the Offer to Exchange contains a description of the generally applicable tax consequences of participating in the Option Exchange program. However, the tax consequences of participating in the Option Exchange program may vary depending on each individual's circumstances. Leap strongly recommends that you consult a professional financial and/or tax advisor to discuss your individual situation.
- [ ] Participation in the Option Exchange program is completely voluntary. Leap is not advising you whether or not to participate in the Option Exchange program. Leap has not authorized any person to make any recommendation on its behalf as to whether you should elect to participate in the Option Exchange program, or to give you any information or to make any representation in connection with the Option Exchange program other than the information contained or referred to in the Offer Documents. You are responsible for reviewing all of the Offer Documents and for making your own decision as to whether to exchange your existing eligible stock options for a lesser number of replacement stock options in the Option Exchange program.
- [ ] Leap may, subject to applicable law, extend or amend the Option Exchange program and postpone its acceptance and cancellation of eligible stock options tendered for exchange. Leap may terminate this Option Exchange program if any of the conditions specified in Schedule A of the Offer to Exchange are met. In the event the Option Exchange program is terminated, any eligible stock options tendered for exchange will remain in effect with their current terms and conditions.
- [ ] The tender of your eligible stock options in the Option Exchange program will constitute your acceptance of all of the terms and conditions of the Option Exchange program and an acknowledgement that you have received the Offer to Exchange and the other Offer Documents, and have read, understood and agree to be bound by all of the terms of the Option Exchange program as described in the Offer to Exchange. By submitting an election to tender your eligible stock options in the Option Exchange program, you agree that your eligible stock options, if accepted for exchange, will be cancelled and you will lose all your rights to purchase shares of Leap common stock under such options, and that you accept the replacement stock options granted in exchange therefor. Acceptance by Leap of your tendered eligible stock options pursuant to the Option Exchange program will constitute a binding agreement between you and Leap upon the terms and subject to the conditions set forth in the Offer to Exchange.

Do you acknowledge all of the above Legal Statements?

( ) I acknowledge all of the above Legal Statements

( ) I do not acknowledge one or more of the above Legal Statements

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Home


Leap Wireless Option Exchange Program - Microsoft Internet Explorer
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LEAP
Option Exchange Program
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You have until 4 p.m. Pacific Time on September 14, 2011 to make elections
Home | Logout
Welcome James Seines
Home
Learn
Click on any of the links below to learn more.
Offer to Exchange Certain Outstanding Options for Replacement Options
Guide to The Option Exchange Program
Frequently Asked Questions
Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan
Leap Wireless International, Inc. 2004 Stock Plan Prospectus
The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from
Simulate
Simulate your potential Option Exchange election.
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Get ADOBE FLASH PLAYER
Make My Election
You have 36 days left to elect whether to keep your Eligible Options or to exchange all of them for Replacement Options.
You elected NOT to exchange any of your Options.
Change my election
View my confirmation statement
Need Help?
Contact the Stock Administration Department at (858) 882-9035 or send an email to: optionexchange@
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Home (continued)


Leap Wireless Option Exchange Program - Microsoft Internet Explorer
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Address http://10.192.86.111:8207/home.aspx
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Click on any of the links below to learn more.
Offer to Exchange Certain Outstanding Options for Replacement Options
Guide to The Option Exchange Program
Frequently Asked Questions
Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan
Leap Wireless International, Inc. 2004 Stock Plan Prospectus
The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.
Get ADOBE® READER®
Simulate your potential Option Exchange election.
Start Here
The above simulator requires the Adobe Flash Player. If necessary, you can download Flash from Adobe.
Get ADOBE® FLASH® PLAYER
You have 36 days left to elect whether to keep your Eligible Options or to exchange all of them for Replacement Options.
You elected NOT to exchange any of your Options.
Change my election
View my confirmation statement
Need Help?
Contact the Stock Administration Department at (858) 882-9035 or send an email to: optionexchange@cricketcommunications.com
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Simulate



Leap Wireless Option Exchange Program - Microsoft Internet Explorer
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Hypothetical Value
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Hypothetical value based on Leap stock price of $60
Keep all Eligible Options
Exchange all Eligible Options for Replacement Options
Replacement Options will be the closing price of Leap common stock on the expiration date of the Option Exchange.
Go to Make My Election >>
Click here for further details on your Eligible Option grants
Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. For purposes of illustration using the Exchange Simulator tool only, we have assumed a hypothetical exercise price of $6.45 for your Replacement Options (which was the closing price of Leap common stock on August 5, 2011). The actual exercise price for your Replacement Options will be the closing price of Leap common stock on the expiration date of the offer. Therefore, the actual value of your Replacement Options and the impact of future potential movements in the price of Leap common stock on your Replacement Options will vary from that shown on the Exchange Simulator tool. Additionally, in providing the Exchange Simulator, Leap makes no forecast or projection regarding the future market price of Leap common stock.
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Simulate (continued)


Leap Wireless Stock Option Exchange Program - Microsoft Internet Explorer
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$100,000
$80,000
$60,000
$40,000
$20,000
$0
Hypothetical Value
Hypothetical value based on Leap Wireless stock price of $60
Keep all Eligible Awards
Exchange all the Stock Options to New Replacement Stock Options
replacement options will be determined by the closing share price on the expiration date of the Offer period.
GRANT 00001172
5,000 current Eligible Stock Options granted at $45.69 on 8/6/2008
Exchange for 1,779 Replacement Stock Options. Exercise price of replacement options will be determined by the closing share price on the expiration date of the Offer period.
Go to Make my Election >>
Click here for further details on your Eligible Stock Option grants
Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, Leap makes no forecast or projection regarding the future market price of Leap common stock.
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Further Details
Grant by Grant Basis

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LEAP *Option Exchange Program* cricket

*You have until **4 p.m.** Pacific Time on **September 14, 2011** to make elections*

Award Details

Close Window

GRANT 00000591) 1,000 Eligible Options granted at $60.62 on 12/20/2006

Comparison of hypothetical future values of **1,000 Eligible Options** vs. **94 Replacement Options** indicates that the hypothetical break-even price is at an approximate stock price of $66.24.



Hypothetical Value
$36,000
$30,000
$24,000
$18,000
$12,000
$6,000
$0
$0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100
Hypothetical Future Leap Stock Price

Expiration Date of Eligible Options	12/20/2016 (5 years and 4 months remaining)
Eligible Options Vesting Schedule	1,000 options vested on 12/20/2006
Replacement Options Vesting Schedule*	24 options will vest on 9/14/2012 24 options will vest on 9/14/2013 46 options will vest on 9/14/2014

GRANT 00000928) 2,200 Eligible Options granted at $51.51 on 12/22/2007

Comparison of hypothetical future values of **2,200 Eligible Options** vs. **349 Replacement Options** indicates that the hypothetical break-even price is at an approximate stock price of $60.01

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Further Details (continued)

Grant by Grant Basis

Leap Wireless Option Exchange Program - Microsoft Internet Explorer

Address: http://10.192.86.111:8207/ShowAwardDetails.aspx


Hypothetical Value
$80,000
$60,000
$40,000
$20,000
$0
$0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100
Hypothetical Future Leap Stock Price

Eligible Options Vesting Schedule	2,200 options vested on 12/22/2007
Replacement Options Vesting Schedule*	87 options will vest on 9/14/2012 87 options will vest on 9/14/2013 175 options will vest on 9/14/2014

GRANT 00001172) 5,000 Eligible Options granted at $45.69 on 8/6/2008

Comparison of hypothetical future values of **5,000 Eligible Options** vs. **1,042 Replacement Options** indicates that the hypothetical break-even price is at an approximate stock price of $56.02.


Hypothetical Value
$280,000
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100
Hypothetical Future Leap Stock Price

Expiration Date of Eligible Options	8/6/2018 (6 years and 11 months remaining)
Eligible Options Vesting Schedule	5,000 options vested on 8/6/2008
Replacement Options Vesting Schedule*	261 options will vest on 9/14/2012 261 options will vest on 9/14/2013 520 options will vest on 9/14/2014

*Assumes Option Exchange program expires on September 14, 2011. Leap reserves the right to extend the Option Exchange period in its discretion.

For purposes of illustration of the hypothetical break-even price for your options, we have assumed a hypothetical exercise price of $6.45 for your Replacement Options (which was the closing price of Leap common stock on August 5, 2011). The actual exercise price for your Replacement Options will be the closing price of Leap common stock on the expiration date of the offer. **Therefore, the actual break-even price for your options will vary from that shown in the graphs above.**

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Make My Election

Leap Wireless Option Exchange Program - Microsoft Internet Explorer

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LEAP

Option Exchange Program

*You have until **4 p.m.** Pacific Time on **September 14, 2011** to make elections*

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Home | Logout **Welcome James Seines**

Make My Election

Before making your election, please make sure you received and understand the Offer to Exchange Certain Outstanding Options for Replacement Options. This offer is subject to the terms and conditions of this document.

Step 1: Elect

Indicate whether you elect to exchange all of your Eligible Options for Replacement Options by clicking the "Exchange for Replacement Options" checkbox in the table below. If you are withdrawing your previous election to exchange all of your Eligible Options, de-select the "Exchange for Replacement Options" checkbox. To model the hypothetical value of your Replacement Options compared to your Eligible Options, go to the Exchange Simulator.

Grant ID	Grant Date	Expiration Date	# of Eligible Options	Exercise Price	Exchange Ratio	Replacement Options
00000591	12/20/2006	12/20/2016	1,000	$60.62	10.64	94
00000928	12/22/2007	12/22/2017	2,200	$51.51	6.30	349
00001172	8/6/2008	8/6/2018	5,000	$45.69	4.80	1,042
Total			**8,200**	☐ **Exchange for 1485 Replacement Options**		

Step 2: Authorize

By entering my username and the authorization code (**ycy8nb**) below, I authorize the election to exchange all of my Eligible Options or to withdraw my previous election to exchange that I have made above. I understand that after the expiration of the Offer period, which is currently

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Make My Election (continued)

Leap Wireless Option Exchange Program - Microsoft Internet Explorer

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Address http://10.192.86.111:8207/MakeElection.aspx?src=1

00001172	8/6/2008	8/6/2018	5,000	$45.69	4.80	1,042
Total			**8,200**		☐ **Exchange for 1485 Replacement Options**	

Step 2: Authorize

By entering my username and the authorization code (ycy8nb) below, I authorize the election to exchange all of my Eligible Options or to withdraw my previous election to exchange that I have made above. I understand that after the expiration of the Offer period, which is currently expected to be 4:00 PM Pacific Time on Wednesday, September 14, 2011, I cannot change my election.

Enter your username:	
Enter the Authorization Code as shown:	(ycy8nb)

Step 3: Submit

Submit your election from above by clicking the "Submit My Election" button below. Remember, you can log on to this website at any time until the offer expires (currently expected to be 4:00 PM Pacific Time on Wednesday, September 14, 2011), to change your election. You may change your mind as many times as you wish but you will be bound by the last submitted election before the expiration of the offer period.

☐ **Before you continue, please click the box to confirm that you have reviewed the Offer to Exchange for the Option Exchange program and that you accept and agree to be bound by all of the terms and conditions set forth in the Offer to Exchange.**

Cancel | Submit my Election

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Confirmation


Leap Wireless Option Exchange Program - Microsoft Internet Explorer
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Option Exchange Program
You have until 4 p.m. Pacific Time on September 14, 2011 to make elections
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Home | Logout
Welcome James Seines
Your Election has been Submitted
Your election was submitted as of August 9, 2011 at 3:57:21 PM Pacific Time using the confirmation code of ycy8nb.
Remember, you can log on to this website at any time until the offer expires (currently expected to be 4:00 PM Pacific Time on Wednesday, September 14, 2011) to change your election. You may change your mind as many times as you wish but you will be bound by the last submitted election before the expiration of the offer period.
Generate a confirmation statement and print for your records
Return to home page
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